UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2015 (July 27, 2015)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Securities Exchange Agreement

In 2010, 2012 and 2013, Calpian, Inc. (the “Company”) conducted offerings, in reliance on the exemption from securities registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which it issued and sold to an accredited investor (the “Investor”) three (3) secured subordinated promissory notes, each amended on December 30, 2014, and each in the principal amount of $500,000, for an aggregate principal amount of $1,500,000 (the “Original Notes”). On July 31, 2015, the Company entered into a Securities Exchange Agreement (“Exchange Agreement”) with the Investor to exchange an aggregate principal amount of $1,000,000 of the Original Notes in a Section 3(a)(9) transaction. Pursuant to the Exchange Agreement, the Company issued the Investor i) one million six hundred sixty-six thousand six hundred and sixty-seven (1,666,667) shares of the Company’s common stock, $0.001 per share (“Common Stock”); ii) five-year warrants to purchase eight hundred thirty-three thousand three hundred thirty three and one-half (833,333.50) shares of Common Stock at $0.75 per share (the “Warrants”); and iii) a further one hundred and fifty-five thousand one hundred fourteen (155,114) five-year warrants to purchase shares of Common Stock at $0.75 per share (the “Additional Warrants”). Pursuant to the Exchange Agreement, an aggregate principal amount of the $1,000,000 of the Original Notes was cancelled.

None of the one million six hundred sixty-six thousand six hundred and sixty-seven (1,666,667) shares of the Common Stock, the Warrants, the Additional Warrants or the shares of Common Stock issuable upon exercise of the Warrants or Additional Warrants are registered under the Securities Act, or the securities laws of any state, and they were issued or will be issued, as applicable, in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act.

The foregoing descriptions of the Exchange Agreement, the Warrants and the Additional Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Exchange Agreement, the Warrants and the Additional Warrants, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Sale of Equity Securities

On July 27, 2015, the Company issued and sold, pursuant to a subscription agreement (the “Subscription Agreement”), 1,250,000 units (each, a “Unit”), as described below, to an accredited investor (the “Purchaser”, and such transaction, the “Equity Sale”). Each Unit consisted of i) one share of Common Stock and ii) a five-year warrant to purchase one half (1/2) of one share of Common Stock at $0.75 per share (the “Unit Warrant”). The Units were offered at a purchase price of $0.60 per Unit. Accordingly, the Company sold to the Purchaser 1,250,000 shares of Common Stock and warrants to purchase 625,000 shares of Common Stock at an exercise price of $0.75 per share, and the Company received gross proceeds of $750,000.

The Company intends to use all or a substantial portion of the gross proceeds of the Equity Sale to pay down certain debt obligations of the Company, as described in the following section, “Debt Reduction.”

In offering the Units, and the Common Stock, Unit Warrants and shares of Common Stock issuable upon exercise of the Unit Warrants, the Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D.

The foregoing descriptions of the Subscription Agreement and the Unit Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts of the Subscription Agreement and the Unit Warrant, which will be filed as exhibits to the Company’s next periodic filing.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of an offer to buy Units or any other securities, and it shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. The information contained in this Current Report on Form 8-K is being disclosed pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

Debt Reduction

In 2010 and 2013, the Company conducted offerings in reliance on the exemption from securities registration provided by Section 4(a)(2) of the Securities Act pursuant to which it issued and sold to an accredited investor (“Accredited Investor”) two secured subordinated promissory notes, each amended on December 30, 2014, in the principal amounts of $500,00 and $1,000,000, respectively, and for an aggregate principal amount of $1,500,000 (the “Notes”). The Notes had accrued an aggregate of $150,000 in unpaid interest as of July 31, 2015 (the “Accrued Interest” and together with the Notes, the “Accredited Investor Debt”). The Company used the proceeds of the Equity Sale to pay a $750,000 portion of the Accredited Investor Debt. The Company applied the $750,000 gross proceeds specifically to payment of the Accrued Interest, the Note in the principal amount of $500,000 and a $100,000 portion of the Note in the principal amount of $1,000,000. The remaining outstanding principal of the Notes is $900,000, which constitutes all remaining Accredited Investor Debt.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Securities Exchange Agreement
10.2	Warrants
10.3	Additional Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: August 3, 2015	By:	/s/ Scott S. Arey
Scott S. Arey
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Exchange Agreement
10.2	Warrants
10.3	Additional Warrants